UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2025

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FAT	The Nasdaq Stock Market LLC
Class B Common Stock	FATBB	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 29, 2025, Robert Rosen stepped down from his position as Co-Chief Executive Officer of FAT Brands Inc. (the “Company”), and Taylor Wiederhorn was appointed Co-Chief Executive Officer of the Company. Mr. Rosen will continue to serve as an outside consultant and strategic advisor to the Company. Kenneth Kuick will continue to serve as the other Co-Chief Executive Officer and Chief Financial Officer of the Company.

Mr. Wiederhorn, age 36, has served as a director of the Company since March 2023, and has been the Chief Development Officer of the Company since October 2017. He graduated from the USC Marshall School of Business with a Bachelor of Science degree in Business Administration with a concentration in Corporate Finance. There was no change in Mr. Wiederhorn’s compensation in connection with his appointment as Co-Chief Executive Officer of the Company, and there are no transactions or proposed transactions to which the Company is a party or an intended party in which Mr. Wiederhorn has or will have a material interest subject to disclosure under Item 404(a) of Regulation S-K, other than in connection with his current employment relationship with the Company. Mr. Wiederhorn is the son of Andrew Wiederhorn, grandson of Donald Berchtold, nephew of Tyler Child and brother of Thayer Wiederhorn and Mason Wiederhorn, none of whom have a material interest in his employment or share a household with him.

Mr. Rosen agreed to serve as an outside consultant and strategic advisor to the Company following his departure as Co-Chief Executive Officer and Head of Debt Capital Markets. As a consultant, Mr. Rosen will receive monthly compensation of $45,833.33 and will advise the Company and its subsidiaries primarily in the areas of debt and equity capital markets activities and strategies. He will also continue to vest in his previously awarded equity grants under the Company’s 2017 Omnibus Equity Incentive Plan while he serves as a consultant.

Item 7.01 Regulation FD Disclosure.

On April 29, 2025, the Company issued a press release announcing the departure of Robert Rosen and appointment of Taylor Wiederhorn as Co-Chief Executive Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. The information in the attached press release is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 29, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 2, 2025

FAT Brands Inc.

By:	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer